Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Announces Proposed Public Offering of 4,500,000 Shares of Common Stock

POWAY, Calif., March 1, 2021 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today announced that it has commenced an underwritten public offering of 4,500,000 shares of its common stock. All of the shares in the proposed offering will be sold by Cohu. In addition, Cohu expects to grant the underwriters a 30-day option to purchase up to an additional 675,000 shares of its common stock in the proposed offering at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the offering. Cohu intends to use the anticipated net proceeds of this proposed offering to repay outstanding principal on its term loan facility and for general corporate purposes, including to fund future growth initiatives.

Citigroup, Goldman Sachs & Co. LLC and Stifel are acting as joint book-running managers for the proposed offering. B. Riley Securities, Craig-Hallum Capital Group and D.A. Davidson & Co. are acting as co-managers for the offering.

The shares are being offered by Cohu pursuant to an effective shelf registration statement on Form S-3ASR that was filed with the Securities and Exchange Commission (“SEC”) and became on effective on March 10, 2020.

Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (800) 831-9146; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at (866) 471‐2526 or by email at prospectus-ny@ny.email.gs.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and include statements regarding the timing, size and completion of the proposed public offering of common stock and granting the underwriters a 30-day option to purchase additional shares, and use of proceeds of the proposed public offering. Such forward-looking statements involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering, which are beyond Cohu’s ability to control. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Cohu’s business in general, please refer to Cohu’s Annual Report on Form 10-K for the year ended December 26, 2020, together with all of the other information contained in the preliminary prospectus supplement filed with the SEC on March 1, 2021. Cohu cautions stockholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Cohu specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106